UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

34 St. Augustines Gate, Hedon, HU12 8EX, Hull, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Capital House, Main Street, Lelley, HU12 8SN, Hull, United Kingdom

(Former Address of Principal Executive Offices)

Registrant’s telephone number, including area code: + (44) 1482 891 591/ + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On December 4, 2019, GEP Equity Holdings Limited (herein referred to as the “Seller”) a fully owned subsidiary of Argentum 47, Inc. entered into a legally binding stock purchase agreement with Quartal Financial Solutions AG (herein referred to as the “Purchaser”) a fully owned subsidiary of Quartal Financial Solutions Inc. In such agreement, the Seller agreed to sell to the Purchaser 227,100 common restricted shares of Quartal Financial Solutions Inc. for a total consideration of 170,325 Swiss Francs (equivalent to U.S.$170,100 at the date of the agreement).

On December 10, 2019, as per the agreement, the Purchaser wired the total consideration to our Attorney, Mr. David E. Wise, Esq., to be held in escrow.

On December 13, 2019, the beneficial ownership of the Quartal Financial Solutions Inc. common restricted shares was formally transferred from GEP Equity Holdings Limited to Quartal Financial Solutions AG and the total consideration was released to the Seller.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Description

10.1	Stock Purchase Agreement between Quartal Financial Solutions AG and GEP Equity Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2019

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer